Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

June 11, 2013

Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800

New York, New York 10036

Re:	Rouse Properties, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by Rouse Properties, Inc. (the “Company”), a Delaware corporation, with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s: (i) shares of common stock, par value $0.01 per share (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (iii) warrants to purchase Common Stock or Preferred Stock (“Warrants”), in each case, as described in the related prospectus forming a part of the Registration Statement (the “Prospectus”), at an aggregate initial offering price not to exceed $400,000,000. The Common Stock, the Preferred Stock and the Warrants are hereinafter referred to, collectively, as the “Securities.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto (each, a “Warrant Agent”).  Each Certificate of Designation and Warrant Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or, as appropriate, a Current Report on Form 8-K incorporated into the Registration Statement by reference.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

In connection with this opinion, we have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the certificate of incorporation and bylaws of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.  We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that each Warrant Agreement will be the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; and that each Warrant Agreement will be governed by and construed in accordance with the law of the State of New York.  We also have assumed that the execution, delivery and performance by the Company of each Warrant Agreement will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificate of incorporation or bylaws of the Company, as amended, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of each Warrant Agreement or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.                                      When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has been declared effective by the SEC under the Securities Act, (ii) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, (iii) a prospectus supplement to the Prospectus with respect to the sale of such shares of Common Stock has been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder, and (iv) such shares of Common Stock have been issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.                                      When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has been declared effective by the SEC under the Securities Act, (ii) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Preferred Stock and related matters, (iii) all corporate action necessary for the issuance and sale of such shares of Preferred Stock has been taken, including the adoption and filing of the Certificate of Designations relating thereto, (iv) a prospectus supplement to the Prospectus with respect to the sale of such shares of Preferred Stock has been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder, and (v) such shares of Preferred Stock have been issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Preferred Stock), such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.                                      When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has been declared effective by the SEC under the Securities Act, (ii) the applicable Warrant Agreement has been duly executed and delivered by the Company, (iii) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Warrants and related matters, (iv) a prospectus supplement to the Prospectus with respect to the sale of the Warrants has been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder, and (v) certificates representing such Warrants have been duly executed by the Company and duly executed and/or countersigned by the Warrant Agent in accordance with the terms of such Warrant Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforcement is considered at a proceeding in equity or at law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Legal Matters” in the

Prospectus.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP